UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2012

Mid-Wisconsin Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-18542	06-1169935
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

132 West State Street
Medford, Wisconsin 54451
(Address of principal executive offices) (Zip code)

(715) 748-8300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On April 24, 2012, Mid-Wisconsin Financial Services, Inc. (the “Company”) held its annual meeting of shareholders.  Of the 1,657,119 shares of common stock eligible to vote at the annual meeting, 1,111,299 shares were represented in person or by proxy, representing approximately 67.06% of the outstanding shares.

At the meeting, the shareholders elected Kurt D. Mertens as a Class II director to serve a term expiring at the annual meeting of shareholders to be held in 2015 and Sidney C. Sczygelski as a Class III director to serve a term expiring at the annual meeting of shareholders to be held in 2013.  Other continuing directors of the Company include: (i) Dr. Kim A. Gowey, Brian B. Hallgren and James P. Hager, each of whom is a Class I director with a term of service expiring at the annual meeting of shareholders to be held in 2014; and (ii) Christopher J. Ghidorzi, who is a Class III director with a term of service expiring at the annual meeting of shareholders in 2013.

The shareholders also approved each of the two additional proposals listed below at the annual meeting.  Further detail on each of the matters voted on by the shareholders is available in the Company’s proxy statement.

The final results of voting on each of the matters submitted to a vote of shareholders during the annual meeting are as follows:

1)

Election of one Class II director to serve a term expiring at the annual meeting of shareholders to be held in 2015:

Name

Votes For

Votes Withheld

Broker Non-Votes

Kurt D. Mertens

  885,977

45,211

      180,111

2)

Election of one Class III director to serve a term expiring at the annual meeting of shareholders to be held in 2013:

Name

Votes For

Votes Withheld

Broker Non-Votes

Sidney C. Sczygelski

 880,094

             51,094

      180,111

3)

Approval of a non-binding, advisory proposal to approve the compensation of certain of the Company’s executive officers:

Votes For

Votes Against

Abstentions

Broker Non-Votes

 701,976

  144,311

            84,901

      180,111

4)

Ratification of Wipfli LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012:

Votes For

Votes Against

Abstentions

Broker Non-Votes

1,086,047

          731

           24,521

          0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2012

MID-WISCONSIN FINANCIAL SERVICES, INC.

By:

/s/ KIM A. GOWEY

Name:  Dr. Kim A. Gowey

Title:    Chairman of the Board